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                                                                    EXHIBIT 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated February 3, 1997, on our audit of the consolidated financial statements of Midcontinent Broadcasting Co. of Wisconsin, Inc. We also consent to the references to our firm under the captions "Experts".



                                        COOPERS & LYBRAND L.L.P.



Milwaukee, Wisconsin


July 2, 1997